                                                                   Exhibit 10.20

                                    AGREEMENT

                                     between

                                 NEDBANK LIMITED

                                       and

                          NET 1 UEPS TECHNOLOGIES, INC.

                                       and

                 NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED


                                                            (CLIFFE DEKKER LOGO)
                                                                       Attorneys

15 July 2005


                                TABLE OF CONTENTS

 1    INTERPRETATION........................................................3

 2    RECITALS..............................................................5

 3    sale of the nedbank shares............................................6

 4    waiver by nedbank.....................................................7

 5    WHOLE AGREEMENT......................................................12

 6    WAIVER...............................................................12

 7    DISPUTES.............................................................13

 8    NOTICES..............................................................14

 9    announcements........................................................15

 10   APPLICABLE LAW AND JURISDICTION......................................15

 11   counterparts.........................................................16

 12   costs................................................................16

                              (CLIFFE DEKKER LOGO)
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                                                                          PAGE 3

WHEREBY  THE  PARTIES  AGREE  AS  FOLLOWS -

1        INTERPRETATION

1.1      In this agreement -

1.1.1 clause headings are for convenience only and are not to be used in its interpretation;

1.1.2    an expression which denotes -

1.1.2.1  any gender includes the other genders;

1.1.2.2  a natural person includes a juristic person and vice versa;

1.1.2.3  the singular includes the plural and vice versa;

1.2 In this agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings -

1.2.1    "THE AGREEMENTS" means :

1.2.1.1 the Heads of Agreement between Nedbank and Net1 Products (Pty) Limited dated 24th September 1992 ("THE HEADS OF AGREEMENT");

1.2.1.2 the agreement between Nedbank and Net1 Products (Proprietary) Limited, signed by Nedbank on 29 July 1997 ("THE ORIGINAL AGREEMENT"); and

1.2.1.3 the patent and technology agreement between Nedbank, Net 1 Investment Holdings (Proprietary) Limited and Net 1 Applied Technology Holdings Limited, signed by Nedbank on 11 July 2000 relating to the Republic of South Africa, Namibia, Botswana, Lesotho, Swaziland, Mozambique and Zimbabwe ("THE SOUTHERN AFRICAN AGREEMENT").

                              (CLIFFE DEKKER LOGO)

1.2.2    "NEDBANK" means NEDBANK LIMITED, formerly known as Nedcor Bank Limited;

1.2.3 "NEDBANK SHARES" means the 6 652 819 (six million six hundred and fifty two thousand eight hundred and nineteen) common stock in Net 1 which will result from the exercise by Nedbank of the trigger event rights held by it in respect of its units in The New Aplitec Participation Trust;

1.2.4    "NET 1" means NET 1 UEPS TECHNOLOGIES, INC.;

1.2.5    "NEW APLITEC" means NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA LIMITED;

1.2.6 "THE PUBLIC OFFERING" means the public offering of shares of Net 1 pursuant to the listing of Net 1 on the NASDAQ Securities Exchange in respect of which a registration statement (including a prospectus) under the Securities Act of 1933 has been filed by Net 1;

1.2.7 "SIGNATURE DATE" means the date of signature of this agreement by the party signing last.

1.3 Any substantive provision conferring rights or imposing obligations on any party in the interpretation clause shall be given effect to as if it were a substantive provision in the body of the agreement.

1.4 Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this agreement.

1.5 The terms "holding company" and "subsidiary" shall bear the meanings assigned to them in the Companies Act.

1.6 No provision herein shall be construed against or interpreted to the disadvantage of any party by reason of such party having or being deemed to have structured, drafted or introduced such provision.

                              (CLIFFE DEKKER LOGO)

1.7 Whenever a term is followed by the word "including" which is then followed by specific examples, such examples shall not be construed so as to limit the meaning of that term.

1.8 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a Saturday, Sunday or public holiday, the next succeeding Business Day.

1.9 A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or re-enacted from time to time.

1.10 Unless specifically otherwise provided, all amounts in this agreement are exclusive of value-added tax.

1.11 In this agreement the word "AGREEMENT" refers to this agreement and the words "CLAUSE" or "CLAUSES" refer to clauses in this agreement.

2        RECITALS

2.1 The Agreements were entered into between Nedbank and a number of companies, certain of which have since been liquidated, de-registered or otherwise ceased to exist in accordance with the laws of the jurisdictions in which those companies were incorporated.

2.2 Certain of the restrictive rights of Nedbank under the Agreements may be enforceable against Net 1 or New Aplitec.

2.3 Subject to the terms and conditions set out in this agreement, Nedbank has agreed to waive certain of the restrictive rights reflected in the Agreements as against Net 1 and New Aplitec it being recorded that neither none of the parties makes any admission in this agreement with regard to the enforceability or non-enforceability of any such restrictive rights or as to the enforceability or non-enforceability of any of the Agreements.

                              (CLIFFE DEKKER LOGO)

2.4 Net 1 has agreed that it will attempt to procure that the Nedbank Shares are disposed of by Nedbank pursuant to the Public Offering.

2.5 The parties wish to record in writing the terms and conditions which have been agreed between them.

3        SALE OF THE NEDBANK SHARES

3.1 Nedbank hereby undertakes to execute an irrevocable exercise form required for the exercise of its trigger event rights in respect of that number of units in The New Aplitec Participation Trust held by it which will result, after conversion of such units into common stock, in the issue of the Nedbank Shares. In terms of the form, Nedbank has indicated its election to sell the Nedbank shares at a minimum price of $18 per share, and within the time frames required to enable the Nedbank Shares to be offered for sale pursuant to the Public Offering.

3.2 Net 1 hereby undertakes to use reasonable endeavours to ensure that the Nedbank Shares are sold pursuant to the Public Offering at the abovementioned price or at such other price as may be agreed between Nedbank and Net 1 from time to time.

3.3      It is recorded, as requested by Nedbank, that -

3.3.1 to the extent that the price at which the Public Offering takes place is greater than $18 per share then Nedbank will enjoy the benefit of that higher price;

3.3.2 the disposal of the common stock will take place in accordance with the provisions of the exercise form signed by Nedbank.

4        WAIVER BY NEDBANK

4.1 Subject to the suspensive condition that Nedbank will, pursuant to the Public Offering, successfully have disposed of the Nedbank Shares by not later than 30 October 2005, Nedbank hereby waives the restrictive rights

                              (CLIFFE DEKKER LOGO)
         contained in those clauses or portions of clauses which form part of the Agreements and which are quoted below -

4.1.1    HEADS OF AGREEMENT:

         "5.      ....that Net1 will only licence other DTI's (i.e. banks) on
                  Nedcor's request."

         6.       ".... that Net1 will grant to ABSA, FNB, Standard and each of their individual wholly-owned subsidiaries a licence to use the UEPS free of charge other than the legal costs relating to registration (approximately R1,000 per licence)".

         8.       "..... that in relation to the UEPS Net1 will not utilize
                  their expertise and experience to the benefit of other DTI's (i.e. banks) without the consent of Nedcor which shall not be unreasonably withheld. This does not prevent Net1 from marketing cards and devices to these DTI's. Net1 shall not compete with Nedcor with regard to the South African Breweries Group, the medical care industry, PayNet and buying associations".

4.1.2    ORIGINAL AGREEMENT

         "5.      Bank Licences

         "5.1     Net1 shall not-

         5.1.1 grant any licence or other rights under the patent to any bank or any subsidiary of any bank, unless nominated in writing by Nedcor, nor in any manner whatsoever, whether directly or indirectly and whether by way of any act or omission on its part, permit or enable any licensee under the patent, including any licensed bank or any licensed subsidiary of any bank, to do so;

                              (CLIFFE DEKKER LOGO)

         5.1.2 offer or supply to any bank or any subsidiary of any bank any system(s) that would compete with or replace the UEPS, without the prior written consent of Nedcor.

         5.2 If and when requested by Nedcor in writing, Net1 shall grant to each of ABSA, FNB, and Standard and to each other bank nominated by Nedcor, a non-exclusive licence under the patent to use the UEPS within the territory for the full term of the patent.

         5.3      Unless Nedcor otherwise notifies Net1 in writing:

         5.3.1 no consideration whatsoever, other than the legal costs of recording each licence in the patent register, shall be payable by ABSA, FNB or Standard for either its licence pursuant to any request by Nedcor to Net1 in accordance with
                  5.2 above or the use of the UEPS pursuant to the licence;

         5.3.2 save for the terms (if any) upon which ABSA, FNB or Standard would be entitled to use patentable improvements, which terms will be subject to 5.5. below and otherwise as agreed to any or all of ABSA, FNB and Standard shall be the same as those applicable to Nedcor under its licence.

         5.4 Subject to 5.5 below, licences granted to banks other than ABSA, FNB or Standard shall be on such terms as may be agreed by Net1 and the bank concerned, provided that no such bank shall be granted licence upon terms more favourable than those applicable to Nedcor under its licence.

         5.5      Save with Nedcor's prior written consent, Net1 shall neither -

         5.5.1 permit any bank to use any patentable improvement in conjunction with the UEPS, nor

                              (CLIFFE DEKKER LOGO)

         5.5.2 utilise its experience and experience in respect of the UEPS for the benefit of any bank to the exclusion of Nedcor, provided that Nedcor shall not unreasonably withhold its consent to such utilization".

         "8.      Smart Cards

                  Nothing in this agreement shall preclude Net1 from marketing and supplying smart cards and terminals to licensed banks or to their subsidiaries that are licensed under the patent to use the UEPS. In this regard, Net1 records that it is its intention to levy -

         8.1 All licensees nominated by Nedcor, other than ABSA, FNB or Standard unless otherwise advised by Nedcor in writing; and

         8.2      All Licensees nominated by ABSA, FNB and Standard;

                  with a charge equal to 3,5% (three comma five percent) of the purchase price of each and every smart card purchased by them from suppliers other than Net1".

         "9.      Marketing

         9.1 Net1 acknowledges that Nedcor has made the UEPS available to the South African Breweries Group ("SAB") and intends marking it available to PayNet, the medical care industry and buying associations (hereinafter collectively referred to as "the potential UEPS users") and that, with Nedcor's participation, SAB is currently using the UEPS in its business and, it is anticipated, will continue to do so in the future.

         9.2 Net1 undertakes unto and in favour of Nedcor that it will not in any manner whatsoever compete with Nedcor in the marketing and supply of UEPS products and services related thereto, to

                              (CLIFFE DEKKER LOGO)

                  SAB and the potential UEPS users, nor will Net1 offer or supply to any of SAB and the potential UEPS users any alternative systems that would compete with or replace the UEPS. The aforegoing shall not however preclude Net1 from marketing and supplying smart cards, terminals and other computer hardware to SAB and the potential UEPS users.)

         9.3 Whenever Net1 markets any system that will require the participation of a bank, eg. any system that provides for or permits settlement through a bank, Net1 shall offer such participation to Nedcor to the exclusion of all other banks, and provided that Nedcor wishes to accept appointment as the participating bank and its proposed response times and pricing in respect of such participation are competitive with those of the other major banks in South Africa, Net1 shall procure that Nedcor is appointed as the participating bank in respect of the system."

4.1.3    SOUTHERN AFRICAN AGREEMENT

         "4.      Grant of Rights

         4.1      ........

         4.2      Net1 shall not:

         4.2.1 grant any licence or other rights under the Patent and the UEPS to any bank or any subsidiary or any bank in the Territory unless nominated in writing by Nedcor, nor in any manner whatsoever, whether directly or indirectly, and whether by way of any act or omission on its part, permit or enable any licensee under the Patent, including any licensed bank or any licensed subsidiary of any bank, to do so;

                              (CLIFFE DEKKER LOGO)

         4.2.2 offer or supply to any bank or any subsidiary of any bank or any financial institution in the Territory, system(s) that would compete with or replace the UEPS, without the prior written consent of Nedcor".

4.2 Each of the parties will use its best endeavours and the Parties will co-operate in good faith to procure the fulfilment of the suspensive condition as soon as reasonably possible after the Signature Date.

4.3 Unless the suspensive condition has been fulfilled or waived by not later than 30 October 2005 (or such later date as may be agreed in writing by the parties) the provisions of this agreement will fall away and be of no further force or effect and the status quo ante will be restored as near as may be and neither party shall have any claim against the other in terms hereof or arising from the failure of the suspensive condition, save for any claims arising from a breach of the provisions of clause 4.2.

4.4 Notwithstanding anything to the contrary herein contained, the provisions of clauses 7 and 8 will survive the failure of this agreement to become unconditional.

4.5 For the avoidance of doubt, the provisions of clause 4 of the Original Agreement will not be so construed as to restrict Net 1 from marketing and selling the right to use the improvements as defined therein to third parties (subject to any other binding restriction in the Original Agreement) after Nedbank has accepted the offer to use the improvements as contemplated in clauses 4.1 or 4.2 of the Original Agreement upon such terms as the parties may have agreed.

5        WHOLE AGREEMENT

5.1 This agreement constitutes the whole of the agreement between the parties hereto relating to the subject matter hereof and save as otherwise provided herein no amendment, alteration, addition, variation or consensual

                              (CLIFFE DEKKER LOGO)
         cancellation shall be of any force or effect unless reduced to writing and signed by the parties hereto.

5.2 The parties agree that no other conditions, warranties or representations whether oral or written, and whether express or implied, whether by statute or otherwise, shall apply hereto.

6        WAIVER

         No waiver of any of the terms and conditions of this agreement shall be binding or effectual for any purpose unless expressed in writing and signed by the party hereto giving the same, and any such waiver shall be effective only in the specific instance and for the purpose given. No failure or delay on the part of either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7        DISPUTES

7.1 Save where otherwise provided in this agreement, in the event of any dispute or difference arising between the parties hereto relating to or arising out of this agreement, including the validity, implementation, execution, interpretation, rectification, termination or cancellation of this agreement, the parties shall forthwith meet to attempt to settle such dispute or difference, and failing such settlement within a period of 14 (fourteen) days, the said dispute or difference shall on written demand by any party to the dispute be submitted to arbitration in Johannesburg in accordance with the rules of the Arbitration Foundation of Southern Africa ("the Foundation") by an arbitrator or arbitrators appointed by the Foundation.

7.2 The parties irrevocably agree that the submission to arbitration in terms of this clause is subject to the parties' rights of appeal set out hereunder.

                              (CLIFFE DEKKER LOGO)

7.3 The decision of the arbitrator shall be final and binding on the parties to the arbitration after the expiry of the period of 21 (twenty-one) days from the date of the arbitrator's ruling if no appeal has been lodged by any party.

7.4 Any party to the arbitration may appeal the decision of the arbitrator within a period of 21 (twenty one) days after the arbitrator's ruling has been handed down by giving written notice to that effect to the other party or parties to the arbitration.

7.5 The appeal shall be dealt with in accordance with the rules of the Foundation by a panel of 3 (three) arbitrators appointed by the Foundation. The decision of the panel of arbitrators shall be final and binding on the parties to the arbitration.

7.6 A decision which becomes final and binding in terms of this clause 7 may be made an order of court at the instance of any party to the arbitration.

7.7 Nothing herein contained shall be deemed to prevent or prohibit either party from applying to the appropriate Court for urgent relief.

7.8 The provisions of this clause will continue to be binding on the parties notwithstanding any termination or cancellation of the agreement.

7.9 Any arbitration in terms of this clause shall be conducted "in camera" and the parties shall treat as confidential and not disclose to any third party details of the dispute submitted to arbitration, the conduct of the arbitration proceedings or the outcome of the arbitration.

8        NOTICES

8.1 The parties hereto select as their respective domicilia citandi et executandi the following physical addresses:-

           NAME         PHYSICAL ADDRESS                                             TELEFAX
           ----         ----------------                                             -------
           Nedbank      c/o Head: Legal Department                                   295-0378
                        135 Rivonia Road, Sandown, Sandton, 2146


           NAME         PHYSICAL ADDRESS                                             TELEFAX
           ----         ----------------                                             -------
           Net 1 &      4th Floor, President Place, Corner Jan Smuts Avenue and      442-5908
           New Aplitec  Bolton Road, Rosebank

         or such other address or telefax number as may be substituted by notice given as herein required. Each of the parties shall be entitled from time to time by written notice to the other, to vary its domicilium to any other address within the Republic of South Africa.

8.2 Any notice addressed to a party at its physical address shall be delivered by hand, or sent by telefax.

8.3      Any notice shall be deemed to have been given:-

8.3.1 if hand delivered during business hours on a business day, on the day of delivery;

8.3.2    if sent by telefax, on the date of sending of such telefax.

9        ANNOUNCEMENTS AND CONSENT TO DISCLOSURE

9.1 No announcements of any nature whatsoever shall be made by or on behalf of any party relating to this agreement unless such party has first consulted with the other parties with regard thereto. For the avoidance of doubt, if Net 1 or any company affiliated with Net 1 intends to make any announcement, which for purposes of this clause 9 shall include any disclosure in any registration statement (including a prospectus) filed by Net 1 with the Securities and Exchange Commission, regarding its or their intended use or plans to develop or otherwise market the UEPS (as such term is defined in the Agreements) in South Africa prior to the suspensive condition of this agreement having been fulfilled or waived by not later than 30 October 2005

                              (CLIFFE DEKKER LOGO)

         (or such later date as may be agreed in writing by the parties), no such announcement will be made without the prior consent of Nedbank.

9.2 Nedbank hereby provides its consent to the disclosure of the terms of the Agreements in any registration statement (including a prospectus) filed by Net 1 with the Securities and Exchange Commission.

10       APPLICABLE LAW AND JURISDICTION

10.1 This agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

10.2 Subject to the provisions of this agreement, the parties hereto hereby consent and submit to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of the Republic of South Africa in any dispute arising from or in connection with this agreement. The parties agree that any costs awarded will be recoverable in accordance with the High Court tariff, determined on an attorney-and-own-client scale.

11       COUNTERPARTS

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the party last signing one of the counterparts. The Parties undertake to take whatever steps may be necessary to ensure that all counterparts are duly signed by all of them without delay.

12       COSTS

         Each party will bear its own costs of and incidental to the preparation and negotiation of this agreement.

                              (CLIFFE DEKKER LOGO)

SIGNED at .......... on ............................................. 2005
                              For and on behalf of
                              NEDBANK LIMITED


                              who warrants that he is duly authorised



SIGNED at .......... on ............................................. 2005
                              For and on behalf of
                              NEDBANK LIMITED


                              who warrants that he is duly authorised



SIGNED at .......... on ............................................. 2005
                              For and on behalf
                              of NET 1 UEPS
                              TECHNOLOGIES, INC.


                              who warrants that he is duly authorised



SIGNED at .......... on ............................................. 2005
                              For and on behalf of
                              NET 1 APPLIED TECHNOLOGIES
                              SOUTH AFRICA LIMITED


                              ---------------------------------------------
                              who warrants that he is duly authorised

                              (CLIFFE DEKKER LOGO)